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                                                                    EXHIBIT 99.1

           [LETTERHEAD OF PREMIERE TECHNOLOGIES, INC. APPEARS HERE]

Contacts: Marcia H. Scott                  Robert C. Zwerneman
          VP Communications                VP Investor Relations
          404-262-8462                     404-504-2479

               PREMIERE TECHNOLOGIES APPOINTS PETER C. ALEXANDER
               -------------------------------------------------
                     PRESIDENT AND CHIEF OPERATING OFFICER
                     -------------------------------------

      -- General Electric Executive's Experience "Adds Tremendous Value to the World-Class Management Team We've Been Building,"
         Says Chairman and Chief Executive Officer Boland T. Jones. --


     ATLANTA, July 27, 1998 -- Boland T. Jones, chairman and chief executive officer of Premiere Technologies, Inc. (NASDAQ: PTEK; www.premtek.com), today announced the appointment of Peter C. Alexander to the position of President and Chief Operating Officer. Mr. Alexander, who will report directly to Mr. Jones, joins Premiere from GE Capital Information Technology Solutions, a division of General Electric Capital Services, where he served since 1996 as Senior Vice President-Global Operations. Mr. Alexander joins Premiere effective August 1.

     "Peter Alexander joins us from the most successful global information technology unit in the industry -- a division of GE, one of the most renowned corporations in the world," said Mr. Jones. "His experience in overseeing the successful integration of 12 international businesses, as well as the implementation of processes and systems for a company with more than 9,000 employees in 13 countries, will add tremendous value to the world-class management team we've been building over the past two years."

     At General Electric, Mr. Alexander, 41, was the senior operations executive for the non-U.S. business of GE Capital Information Technology Solutions, a $3.5 billion unit of GE Capital Services Company.

     "Over the past year, Premiere has assembled an outstanding group of leading organizations in the enhanced communications business," said Mr. Alexander. "When I became

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aware of the company's intention to further strengthen its management team by creating this position, I saw a unique opportunity to contribute my experience in integrating and managing day-to-day operations of technology-based companies to an enterprise I believe has limitless potential."

     Prior to joining General Electric in September 1996, Mr. Alexander served as President of AmeriData Global Limited, a unit of Atlanta-based AmeriData Technologies, Inc., and from 1990 to 1995, as Vice President, International Operations, of Vanstar Corporation. Earlier in his career, Mr. Alexander served as Assistant to the Chairman of the Board, Finance, CoastAmerica Corporation.

     Mr. Alexander earned his MBA from The Pennsylvania State University and holds a Bachelor's degree from The Ohio State University. He is married and a resident of Atlanta.

     Atlanta-based Premiere Technologies, Inc. is a leading provider of the enhanced communications services that business professionals rely on every day. The company does this by integrating the Internet with voice mail, fax, e-mail, conference calling and mobile communications. Premiere is the first single-source provider and integrator of all these communications services through both the Internet and the telephone. The company was founded in 1991 and employs more than 2,300 communications professionals around the world.

                                     # # #

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Premiere's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Premiere's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q and subsequent filings filed with the Securities and Exchange Commission.